EXHIBIT 23.2
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We hereby consent to the use of our name in this Registration Statement on Form
F-4 of Compton Petroleum Corporation and in the prospectus contained in the Registration Statement as it appears under the headings "Summary Historical Financial Data", "Selected Historical Consolidated Financial Data" and "Independent Accountants". We also consent to the use of our report dated March 11, 2002, except for note 16 which is dated May 8, 2002, in the prospectus contained in the Registration Statement.



                                         /s/ Grant Thornton LLP
                                         ------------------------------
                                         Grant Thornton LLP

                                         Chartered Accountants

Calgary, Canada
October 30, 2002